UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2013

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2013, LRR Energy, L.P. (the “Partnership” or “LRR Energy”) announced that the board of directors (the “Board”) of LRE GP, LLC, the general partner (the “General Partner”) of LRR Energy, appointed Dawn K. Smajstrla to the position of Vice President, Controller and Chief Accounting Officer effective December 30, 2013.

Ms. Smajstrla will receive salary and benefits, and will participate in the General Partner’s Long-Term Incentive Plan (the “LTIP”), in accordance with Partnership practice, at levels commensurate with her employment position. In addition, Ms. Smajstrla will be eligible to participate in other benefit programs available to employees, generally, including life, disability, medical, vision, and dental insurance and vacation benefits. The Partnership will reimburse Lime Rock Resources Operating Company, Inc. for the portion of Ms. Smajstrla’s salary, bonus and other amounts paid to her based on the amount of her time allocated to the business of the Partnership.

In connection with her appointment, the Board granted Ms. Smajstrla 2,922 restricted units under the LTIP. These restricted units vest in equal one-third increments over a three-year period beginning on the first anniversary of the date of grant, so that the restricted units granted will be 100% vested on December 30, 2016 and provided that she has continuously provided services to LRR Energy, the General Partner or any of their respective affiliates, without interruption, from the date of grant through each applicable vesting date.

Ms. Smajstrla, age 43, joins LRR Energy from Goodrich Petroleum Corporation where she was Vice President and Controller since 2010. Prior to being employed by Goodrich Petroleum Corporation, Ms. Smajstrla was the Director of Corporate Audit and Assistant Controller-Financial Accounting and Financial Reporting at Anadarko Petroleum Corporation from 2008 to 2010. She has over 15 years of experience in accounting and financial reporting roles at Goodrich Petroleum Corporation, Anadarko Petroleum Corporation, Sirius Solutions, L.L.P, Victory Packaging, Inc., ERP Environmental Services, Inc. and other companies.

There are no family relationships between Ms. Smajstrla and any director or executive officer of the General Partner, and she is not involved in any related party transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing this management change is filed as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of LRR Energy, L.P. issued December 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

		By:	LRE GP, LLC,
its general partner

Date:	December 30, 2013	By:	/s/ Jaime R. Casas
		Name:	Jaime R. Casas
		Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of LRR Energy, L.P. issued December 30, 2013.